Exhibit 99.2

           101 Gateway Centre Parkway     Richmond, Virginia  23235    Telephone: 804-267-8000    Fax: 804-267-8850    Website: www.landam.com

September 2, 2003

G. William Evans

Randy Farmer

Chief Financial Officer

Senior Vice President – Communications

804.267.8114

804.267.8120

FOR IMMEDIATE RELEASE

LandAmerica to Acquire Mortgage Credit Reporting Company

Richmond, VA — LandAmerica Financial Group, Inc. (NYSE:LFG), a leading provider of real estate transaction services, has acquired 100% of the stock of INFO1 Holding Company, Inc. (INFO1), the fourth largest independent mortgage credit reporting provider in the nation. The transaction was effective as of August 31, 2003.

Headquartered in Atlanta, GA, INFO1 employs state-of-the-art technology to deliver credit information products to mortgage lenders, brokers and other businesses in the mortgage industry. INFO1 reported assets in excess of $7.4 million at June 30, 2003 and gross revenues of $30.9 million for the first six months of 2003.  INFO1’s results are expected to be immediately accretive to LandAmerica. LandAmerica has agreed to pay approximately $47 million in cash to acquire 100% of the outstanding stock of INFO1.

“We are delighted to be joining the LandAmerica team,” says Kenneth Goins, president of INFO1. “Backed by LandAmerica’s rock-solid financial reputation and many resources, INFO1 can now offer our mortgage customers a top menu of real estate offerings.”

Charles H. Foster, Jr., chairman and chief executive officer of LandAmerica, sees the acquisition as good for LandAmerica as well. “This is a great move for LandAmerica and INFO1, but the real winners here are our customers. This acquisition represents a key part of our strategy to expand LandAmerica’s service offerings beyond title insurance. Ultimately, our goal is to provide our customers with a turn-key, one stop solution to all of their real estate transaction needs.”

The company will sponsor a conference call for analysts and shareholders on Tuesday, September 2, 2003 at 10:00 a.m. Eastern Time to discuss the transaction.  Those wishing to participate in the conference call should dial 1-888-577-8993 prior to the beginning of the call and provide the conference operator with the pass code “LandAmerica”.  Also, the call will be simultaneously broadcast over the Internet via LandAmerica’s web site (www.landam.com), under the Financial Info section. Additionally, an audio archive of the call can be accessed two hours after the completion of the live call via LandAmerica’s web site.

About LandAmerica Financial Group, Inc.

LandAmerica Financial Group, Inc. is a leading provider of real estate transaction services. LandAmerica, through its subsidiaries Commonwealth Land Title Insurance

Company, Lawyers Title Insurance Corporation, Transnation Title Insurance Company,

LandAmerica OneStop and Inspectech, services its residential and commercial customers with more than 700 offices and a network of 10,000 active agents throughout the United

States, Mexico, Canada, the Caribbean, Central and South America.

Historical interim financial information of INFO1 Holding Company, Inc. included in this release is not necessarily indicative of INFO1’s financial position or results of operations for a future quarterly or annual period.

The company cautions readers that the statements contained herein regarding the company’s future business plans, operations, opportunities or prospects, including any factors which may affect future earnings, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are based upon management’s current knowledge and assumptions about future events and involve risks and uncertainties that could cause actual results to differ materially from anticipated results.  For more details on factors that could affect expectations, see the company’s Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission.

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